Exhibit 99.1

FOR THE SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF

BOWX ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Vivek Ranadivé, Murray Rode or the Chairperson of the special meeting (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2021 annual meeting (the “special meeting”) of stockholders of BowX Acquisition Corp. (“BowX”) to be held on                     , 2021 at                     , Eastern time, virtually by means of the internet at https://www.cstproxy.com/bowxacquisitioncorp/sm2021 and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting https://www.cstproxy.com/bowxacquisitioncorp/sm2021, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing +1 877-770-3647 (toll-free within the U.S. and Canada) or +1 312-780-0854 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 14309853#, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement/prospectus are available at https://www.cstproxy.com/bowxacquisitioncorp/sm2021. The proxy statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

BOWX ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.	Please mark vote as indicated in this ☒ example

(1)   The BCA Proposal — to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 25, 2021, (as may be amended from time to time the “Merger Agreement”), by and among BowX, BowX Merger Subsidiary Corp. (“Merger Sub”) and WeWork Inc., a Delaware corporation (“WeWork”). The Merger Agreement provides for, among other transactions, on the terms and conditions set forth therein, Merger Sub is to merge with and into WeWork (the “First Merger”), with WeWork surviving the First Merger as a wholly owned subsidiary of BowX (WeWork, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and as promptly as practicable and as part of the same overall transaction as the First Merger, such Surviving Corporation will be merged with and into BowX Merger Subsidiary II, LLC, a Delaware limited liability company (“Merger Sub II”) and a direct wholly owned subsidiary of BowX (the “Second Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”), with Merger Sub II being the surviving entity of the Second Merger, in accordance with the terms and subject to the conditions of the Merger Agreement;

FOR ☐	AGAINST ☐	ABSTAIN ☐

    The Organizational Documents Proposals — to consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to amend BowX’s Amended and Restated Certificate of Incorporation and BowX’s Bylaws, which are reflected in the proposed Second Amended and Restated Certificate of Incorporation of BowX (the “Proposed Charter”) and proposed Amended and Restated Bylaws of BowX (the “Proposed Bylaws”):

(2)   Organizational Documents Proposal A — to authorize the change in the authorized capital stock of BowX from 87,500,000 shares of Class A common stock, par value $0.0001 per share of BowX ( “BowX Class A Common Stock”), 12,500,000 shares of Class B common stock, par value $0.0001 per share of BowX, and 1,000,000 shares of preferred stock, par value $0.0001 per share, to (a) 1,500,000,000 shares of Class A common stock, par value $0.0001 per share, of New WeWork (the “New WeWork Class A Common Stock”), (b) 25,041,666 shares of Class C common stock, par value $0.0001 per share, of New WeWork (the “New WeWork Class C Common Stock” and, together with the WeWork Class A Common Stock, the “New WeWork Common Stock”), and (c) 100,000,000 shares of preferred stock, $0.0001 per share, of New WeWork (the “New WeWork Preferred Stock” and, together with the New WeWork Common Stock, the “New WeWork Capital Stock”). Further, to authorize the New WeWork Class C Common Stock as a non-economic voting security without rights to dividends or on liquidation;

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)   Organizational Documents Proposal B — with respect to any vote or election submitted to the holders of shares of New WeWork Capital Stock for approval, to restrict the SoftBank Holders (as defined in the Proposed Charter), for a period of at least two years, from exercising voting rights over more than 49.9% of the voting securities present (attending virtually or by proxy) and voting at any such meeting of the stockholders;

FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)   Organizational Documents Proposal C — to provide for only one class of board of directors and direct that board vacancies be filled by the majority of directors then in office, unless specified otherwise in the Proposed Bylaws or the stockholders agreement entered into by New WeWork, BowX Sponsor, LLC, SB WW Holdings (Cayman) Limited and SVFE Endurance (Cayman) Limited, in accordance with the terms and subject to the conditions of the Merger Agreement;

FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)   Organizational Documents Proposal D — to approve and adopt the additional changes in the Proposed Charter, including changing BowX’s name from “BowX Acquisition Corp.” to “WeWork Inc.”, which our board of directors believes are necessary to adequately address the needs of New WeWork immediately following the consummation of the Business Combination and approval of the Proposed Charter;

FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)   The Director Election Proposal — to consider and vote upon a proposal to elect, effective at the closing of the Business Combination (the “Closing”), assuming the BCA Proposal and the Organizational Documents Proposals are approved, nine directors who, upon consummation of the Business Combination, will be the directors of New WeWork;

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
☐	☐	☐

Nominees:

1 Marcelo Claure

2 Michel Combes

3 Bruce Dunlevie

4 Sandeep Mathrani

5 Deven Parekh

6 Vivek Ranadivé

7 Kirthiga Reddy

8 Jeff Sine

9

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the
nominees on the line below.

(7)   The Stock Issuance Proposal — to consider and vote upon a proposal to approve and adopt for purposes of complying with the applicable provisions of The Nasdaq Stock Market Listing Rule 5635, the issuance of (a) shares of BowX Class A Common Stock to certain third-party investors, for a total aggregate purchase price of $800,000,000 and (b) shares of New WeWork Common Stock to the WeWork Stockholders (as defined in the Merger Agreement) pursuant to the Merger Agreement;

FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)   The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the New WeWork 2021 Equity Incentive Plan established to be effective after the Closing of the Business Combination;

FOR ☐	AGAINST ☐	ABSTAIN ☐

(9)   The ESPP Proposal — to consider and vote upon a proposal to approve and adopt the New WeWork 2021 Employee Stock Purchase Plan established to be effective after the Closing of the Business Combination; and

FOR ☐	AGAINST ☐	ABSTAIN ☐

(10)   The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the special meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.